Exhibit 10.10

MUTUAL TERMINATION

OF

SHARE SALE AND PURCHASE AGREEMENT

THIS MUTUAL TERMINATION OF THE SHARE SALE AND PURCHASE AGREEMENT (this “Agreement”), dated January 14, 2025, and reflecting the agreement reached between the parties hereto as of November 30, 2024 (the “Effective Date”), is by and between Unique Logistics Holdings Limited, a Hong Kong corporation (“ULHL”) and Unique Logistics International, Inc., a Nevada corporation (the “UNQL”). Capitalized terms used herein but not otherwise defined shall have the respective meanings attributed thereto in the Purchase Agreement (defined below).

WHEREAS, ULHL and UNQL are parties to that certain Share Sale and Purchase Agreement, dated September 13, 2022, as amended (the “Purchase Agreement”), pursuant to which UNQL agreed to purchase from ULHL, and ULHL agreed to sell to UNQL, certain interests owned by ULHL, representing 65% of the charter capital, of Unique Logistics International (Vietnam) Co. Ltd, a company established and operating under the ERC (as defined in the Purchase Agreement) and having its registered address at 181 Dien Bien Phu Street, DaKao Ward, District No.01, Ho Chi Minh City, Vietnam (“ULI-Vietnam”), pursuant to the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Section 8.2(a) of the Purchase Agreement, ULHL and UNQL have determined to terminate the Purchase Agreement by mutual consent, based on the failure of a condition therein that the governmental, regulatory and corporate authorizations necessary to complete the transactions would be obtained as required under Sections 3.1(a) and (c) of the Purchase Agreement; and

WHEREAS, concurrent herewith and by separate agreement under local Vietnam law, ULI-Vietnam and another Vietnamese company identified by UNQL (“Vietnam-Co”) have agreed that Vietnam-Co shall have the right hereafter and shall offer employment to at least 30 of the 37 employees of ULI-Vietnam, at least 10 of whom shall be those individuals specifically highlighted (by asterisk*) on Schedule A hereto, whose employment must be transferred to Vietnam-Co (the “Designated Employees”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ULHL and UNQL hereto agree as follows:

1. Termination. UNQL and ULHL hereby agree that, effective as of November 30, 2024 at 11:59 p.m., the Purchase Agreement and any other documents executed in connection with the Purchase Agreement, including specifically and without limitation, that certain Promissory Note, dated February 21, 2023, in the principal amount of US$1,000,000 (the “Note”) (all such documents, the “Transaction Documents”) are deemed to have been cancelled and terminated in their entirety and of no further force or effect whatsoever. The Note, if held by UNQL shall be cancelled by UNQL. If held by ULHL shall be surrendered to UNQL for cancellation and ULHL agrees that it will not, in any event, present the Note for payment to or by any entity or attempt to collect any amounts stated to have been owed thereunder.

2. Accommodation Fee. In order to obtain the consent of ULHL to terminate the Purchase Agreement, the Transaction Documents and the transactions contemplated thereby and consent to hire the Designated Employees (to whom employment is offered by Vietnam-Co and accepted by said employees) as provided herein, UNQL has agreed, subject to the conditions set forth herein, to pay ULHL an accommodation fee equal to US$650,000 (the “Accommodation Fee”) in the form of a promissory note (the “Fee Note”), the maturity date of which shall be December 31, 2025 (the “Maturity Date”). Interest shall accrue on the Fee Note at the simple rate of 15.0% per annum based on a 365-day year up to the date on which the Accommodation Fee is paid in full. Payment of the Accommodation Fee and issuance of the Fee Note shall be contingent upon completion by Vietnam-Co, to UNQL’s reasonable satisfaction, of the offer of employment and engagement of the Designated Employees. The Fee Note shall be issued and provided to ULHL as soon as possible after the offer by Vietnam-Co of employment to the Designated Employees has been accepted by each of the 10 Designated Employees. In the event that one or more Designated Employees do not accept Vietnam-Co’s offer of employment as contemplated hereunder, the parties hereto shall promptly negotiate in good faith to agree upon a [reduction] of the Accommodation Fee under the Fee Note. Following agreement between the parties relating to the adjusted Accommodation Fee, the Fee Note shall then be deliverable promptly, but in any event within 10 business days of such agreement. [Notwithstanding anything else set forth herein, the Accommodation Fee shall not be due or required to be delivered if the parties fail to reach such an agreement.]

3. Fees Based on ULHL Net Income. No later than 14 days after execution hereof, ULHL shall pay to UNQL a fee in an amount equal to 65% of ULI-Vietnam’s net income (which, for the avoidance of doubt, means its net profit after tax and expenses as determined by the internal financial statements of ULI-Vietnam) for the period from February 1, 2023 through November 30, 2024 (the “Net Income Fee”). In addition to the Net Income Fee, in the event that Vietnam-Co has not completed the transfer of the Designated Employees as contemplated by this Agreement by February 28, 2025, from the Effective Date hereof until such time as the transfer of the Designated Employees by Vietnam-Co is complete (as determined by UNQL), ULHL shall pay to UNQL in respect of ULHL’s delay in transferring said employees, a delay fee in an amount equal to 65% of ULI-Vietnam’s net income from the Effective Date hereof until such time as the transfer of the Designated Employee is complete (the “Delay Fee”). For purposes hereof, the term “complete” shall mean Vietnam-Co’s offer to the Designated Employees and the acceptance of said offer by the Designated Employees. Each of ULHL and UNQL agrees to use its best efforts, in good faith, to cause the transfer of the Designated Employees as contemplated under this Agreement. At the discretion of UNQL, amounts payable by ULHL hereunder in respect of the Net Income Fee and the Delay Fee may be offset by UNQL and deducted against amounts otherwise payable to ULHL by UNQL under the Fee Note. In the event that any fees payable under this Agreement exceed the amount available for offset under the Fee Note, the excess amount shall be remitted in cash by wire transfer of immediately available funds. Notwithstanding anything to the contrary in this Agreement, the Delay Fee shall not exceed the amount of the Accommodation Fee paid to ULHL.

4. Entire Agreement. This Agreement constitutes the entire agreement of ULHL and UNQL with respect to the termination of the Purchase Agreement and the Transaction Documents and supersedes all prior or contemporaneous written or oral agreements, whether express or implied, related to the subject matter hereof.

5. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York without regard to the laws regarding conflicts of laws.

6. Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

7. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement

2

8. Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (a) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (b) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) SUCH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9. Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signature of less than all of the parties, all of which shall be construed together as a single document. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same effect as delivery of an original signed copy of this Agreement.

10. Assignment; Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, conditioned or delayed. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this section shall be null and void. No assignment shall relieve the assigning party of any of its obligations hereunder.

11. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

[Remainder of Page Intentionally Blank; Signature Pages Follows]

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement on the date first above written.

UNQL:

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:
Name:	Sunandan Ray
Title:	Chief Executive Officer

ULHL:

UNIQUE LOGISTICS HOLDINGS LIMITED

By:
Name:	Richard Lee Chi Tak
Title:	Chief Executive Officer

[Signature Page to UNQL-ULHL Termination Agreement (Vietnam SPA)]

4